EXHIBIT 10.2

March 24, 2005

Lee Cole
Chief Executive Officer
Bioaccelerate Holdings, Inc.
712 Fifth Avenue, 19th Floor
New York, NY 10019-4108

Bernard Ross
Chief Executive Officer
Inncardio, Inc.
712 Fifth Avenue, 19th Floor
New York, NY, 10019-4108

Dear Mssrs. Cole and Ross:

This letter sets forth our understanding of certain terms and conditions regarding the investment by Bioaccelerate Holdings, Inc. (“Bioaccelerate”), parent of Inncardio, Inc. (“Inncardio”), in Cengent Therapeutics, Inc. (“Cengent”) as contemplated in that certain letter of intent dated February 9, 2005 and executed by Inncardio, Bioaccelerate and Cengent (the “LOI”) and that certain Agreement and Plan of Merger executed the date hereof by Cengent, Inncardio and Cengent Acquisition Corp. (the “Merger Agreement”).

Bioaccelerate hereby agrees to invest a minimum of $500,000 per month in Cengent to fund working capital and other needs until the earlier to occur of (i) the termination of the Merger Agreement or (ii) the date of the Closing (as defined in the Merger Agreement) (individually, a “Working Capital Advance”; collectively, the “Working Capital Advances”) in senior secured convertible promissory notes (the “Notes”) and warrants to purchase Common Stock of Cengent (the “Warrants”) pursuant to the terms and conditions of that certain Note and Warrant Purchase Agreement dated October 29, 2004 by and between Cengent and the lenders listed therein, as amended by Amendment No. 1 to Note and Warrant Purchase Agreement dated January 31, 2005 and Amendment No. 2 to Note and Warrant Purchase Agreement dated February 24, 2005 (collectively, the “Purchase Agreement”). Bioaccelerate has agreed to the Company’s budget for ordinary course of business expenditures, which is attached to this letter agreement and is deemed incorporated herein by reference (the “Company Budget”), provided, that in no event shall Bioaccelerate be obligated to invest more than $500,000 per month in Cengent pursuant to this Agreement. Other than the Company Budget, Bioaccelerate shall have no obligation to make any investment whatsoever except upon mutual agreement with the Company concerning the budget for the succeeding month and the application of Bioaccelerate’s investment for those budgeted items.

Bioaccelerate shall deliver to Cengent via wire transfer to a bank account designated by Cengent each Working Capital Advance, with the first Working Capital Advance due upon the execution of the Merger Agreement by Cengent, Inncardio and Cengent Acquisition Corp. and each Working Capital Advance thereafter due on the same date of the succeeding month(each, a “Payment Date”). Bioaccelerate acknowledges and agrees that nothing herein prevents or limits Cengent’s existing investors from providing additional investments in Cengent pursuant to the Purchase Agreement.

Upon the Closing, Bioaccelerate shall (1) transfer the full amount of the principal and interest under the Notes for the Working Capital Advances to the Convertible Credit Line Facility, (2) any such Notes shall be deemed paid in full, cancelled and be of no further force and effect, and (3) any Warrants issued under the Purchase Agreement shall be cancelled and be of no further force and effect. In addition, upon the Closing, Bioaccelerate shall have no rights under, or be considered a party to, the Purchase Agreement or other transactions agreements set forth therein, including, without limitation, the right to participate in a 2.5 times liquidation preference upon any change of control of Cengent as set forth in the Notes. In the event the Closing does not occur, Bioaccelerate shall retain the full rights of a lender set forth in the Purchase Agreement and as a holder of the Notes and Warrants, subject to the limitations set forth below in this letter agreement.

In the event Bioaccelerate fails to deliver the Working Capital Advances on each Payment Date as it is required to do pursuant to this letter agreement, and such failure shall continue, without cure, for three (3) business days after receipt by Bioaccelerate of written notice of such failure, the Merger Agreement shall automatically and immediately terminate without any notice or action required by Cengent; provided, that, Cengent may provide written notice to Bioaccelerate and Inncardio, before such termination takes effect, that Cengent desires that the Merger Agreement remain in effect. In the event such written notice is provided by Cengent to continue the Merger Agreement, the parties hereby agree that the Merger Agreement shall not have been considered terminated and shall be deemed to continue in full force and effect. If, prior to Closing, the Merger Agreement is terminated due to Bioaccelerate’s breach of its obligation to deliver any Working Capital Advance in accordance with the terms of this letter agreement, the parties hereby agree that (1) the Company shall retain the initial Working Capital Advance in full satisfaction of any damages the Company may have suffered due to Bioaccelerate’s breach and the Company shall have no obligation to repay the initial Working Capital Advance or any interest on such Working Capital Advance and any Note evidencing such Working Capital Advance shall be cancelled and be of no further force and effect; (2) any Warrants issued in connection with such initial Working Capital Advance (but no other Warrants issued in connection with Working Capital Advances by Bioaccelerate) shall be cancelled and be of no further force and effect; (3) Bioaccelerate shall have no obligation to make any further Working Capital Advance; (4) the Company shall repay all other Working Capital Advances and any interest thereon upon termination of the Merger Agreement in accordance with the terms and conditions of the Purchase Agreement; and (5) Bioaccelerate shall have no further obligations or liabilities under or in respect of this letter agreement or the Purchase Agreement. If, prior to Closing, the Merger Agreement is terminated for any other reason, the parties hereby agree that (1) Bioaccelerate shall have no obligation to make any further Working Capital Advance; (2) the Company shall repay all Working Capital Advances by Bioaccelerate and any interest thereon upon termination of the Merger Agreement in accordance with the terms and conditions of the Purchase Agreement; and (3) Bioaccelerate shall have no further obligations or liabilities under or in respect of this letter agreement or the Purchase Agreement.

This letter agreement may be executed in two or more counterparts, each of which taken together will constitute one letter agreement among the parties hereto and their successors and assigns. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to transactions negotiated, executed, delivered and wholly performed within such State without reference to the conflicts of laws provisions thereof. None of the parties hereto may assign its rights hereunder without the consent of the other parties. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth in this letter agreement or at such other address as such party may designate by five (5) days advance written notice to the other parties hereto. Each party hereto agrees to execute and deliver all such other and additional instruments and documents and do all such other acts and things as may be reasonably necessary to effectuate the transactions contemplated by this letter agreement.

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If the terms of our understanding have been correctly set forth, please confirm this by executing this letter agreement and returning to us the an executed copy of this letter agreement.

Very truly yours,

Cengent Therapeutics Inc.

By: _________________________________
Gordon Foulkes, Ph.D.
President

Agreed and Acknowledged:

Bioaccelerate Holdings, Inc.

By: _________________________________
Lee Cole
Chief Executive Officer

Inncardio, Inc.

By: _________________________________
Bernard Ross
Chief Executive Officer